                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

         [X]  Preliminary Proxy Statement

         [_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [_]  Definitive Proxy Statement

         [_]  Definitive Additional Materials

         [_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             GREIF BROS. CORPORATION
                         ------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                              --------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required

         [_] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and O-11

              (1) Title of each class of securities to which transaction applies:

                   -------------------------------------------------------------

              (2) Aggregate number of securities to which transaction applies:

                   -------------------------------------------------------------

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

                   -------------------------------------------------------------

              (4)  Proposed minimum aggregate value of transaction:

                   -------------------------------------------------------------

              (5)  Total fee paid:

                   -------------------------------------------------------------

         [_]  Fee paid previously with preliminary materials

         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing,

              (1)  Amount Previously Paid:______________________________________

              (2)  Form, Schedule or Registration Statement No.:________________

              (3)  Filing Party:________________________________________________

              (4)  Date Filed:__________________________________________________

                             GREIF BROS. CORPORATION
                                 425 WINTER ROAD
                              DELAWARE, OHIO 43015

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Greif Bros. Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Greif Bros. Corporation (the "Company") will be held at the principal executive offices of the Company, 425 Winter Road, Delaware, Ohio 43015, on February 24, 2003, at 10:00 A.M., E.S.T., for the following purposes:

         1.   To elect nine directors to serve for a one-year term;

         2. To consider and vote upon a proposal to change the Company's corporate name from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name; and

         3. To transact such other business as may properly come before the meeting or any and all adjournments.

         Only stockholders of record of the Class B Common Stock at the close of business on January 9, 2003, will be entitled to vote at this meeting.

         Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

                                               /s/ Gary R. Martz
                                               ---------------------------
January 24, 2003                               Gary R. Martz
                                               Secretary

                             GREIF BROS. CORPORATION
                                 425 WINTER ROAD
                              DELAWARE, OHIO 43015

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 24, 2003

To the Stockholders of Greif Bros. Corporation:

     This Proxy Statement is being furnished to all of the stockholders of Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with the Company's Annual Meeting of Stockholders scheduled to be held on February 24, 2003, at 10:00 A.M., E.S.T., at the Company's principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 24, 2003.

                               PROXIES AND VOTING

     This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting, in connection with the solicitation by management of proxies that will be used at the Annual Meeting. Class A stockholders are not entitled to vote at the Annual Meeting, and therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only, and no proxy is being solicited from them.

     At the Annual Meeting, the Class B stockholders will vote upon: (1) the election of nine directors; (2) a proposal to approve the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name; and (3) such other business as may properly come before the meeting or any and all adjournments.

     Class B stockholders do not have the right to cumulate their votes in the election of directors, and the nine nominees receiving the highest number of votes will be elected as directors. The vote required for the approval of the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name is the favorable vote of a majority of the outstanding shares of the Class B Common Stock entitled to vote at the Annual Meeting.

     Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement and to approve the proposal regarding the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

     Abstentions will be considered as shares of Class B Common Stock present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the proposal to approve the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name requires the favorable vote of a majority of the outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting, abstentions will have the same effect as a vote against this proposal.

     If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions -- these situations are referred to as "broker non-votes." The proposal regarding the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name falls into this category. If you do not provide your broker with voting instructions on this proposal, your shares of Class B Common Stock will not be voted on this proposal. Because broker non-votes will be considered as shares of Class B Common Stock present and entitled to vote for this proposal, broker non-votes will have the same effect as votes against this proposal.

     The close of business on January 9, 2003, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,757,859 shares of Class B Common Stock. Each share is entitled to one vote.

          PROPOSAL NO. 1 - ELECTION OF NINE DIRECTORS FOR ONE-YEAR TERM

     The number of directors currently is fixed at nine, with each director serving for a one-year term. At the Annual Meeting, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, Patrick J. Norton, David J. Olderman and William B. Sparks, Jr., the nine persons nominated by the Nominating Committee of the Board of Directors, all of whom, except for Mr. Norton, are currently directors of the Company and have served continuously since their first election or appointment. Each of the nominees has consented to being named in the Proxy Statement and to serve if elected.

     If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the persons named in the proxy will not have authority to vote for another nominee.

                             Directors' Biographies

MICHAEL J. GASSER, 51, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive, Nominating and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

CHARLES R. CHANDLER, 67, has been a director since 1987. He is an investor. He was Vice Chairman of the Company for more than five years until his retirement in September 2002. From 1999 through September 2002, Mr. Chandler also served as President of Soterra LLC, a subsidiary of the Company. He is a member of the Executive Committee.

MICHAEL H. DEMPSEY, 46, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Compensation, Executive and Stock Option Committees. Mr. Dempsey is the son of Naomi C. Dempsey.

NAOMI C. DEMPSEY, 86, has been a director since 1995. She is an investor and member of the Nominating Committee. Mrs. Dempsey is the mother of Michael H. Dempsey.

DANIEL J. GUNSETT, 54, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees.

JOHN C. KANE, 63, has been a director since 1999. He is an investor. Prior to 2001, and for more than five years, he was President and Chief Operating Officer of Cardinal Health, Inc., a health-care services company, and was a director for Cardinal Health, Inc. He is a member of the Audit, Compensation and Stock Option Committees. He is also a director of Connetics Corporation, a biopharmaceutical company.

PATRICK J. NORTON, 52, is a nominee as a director. Mr. Norton retired as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, in January 2003. Mr. Norton served as Chief Financial Officer of The Scotts Company from February 2000 until his retirement. From 1983 until its acquisition by ServiceMaster, Inc. in February 1997, Mr. Norton was the President, Chief Executive Officer and a director of Barefoot Inc., the lawn care company. Mr. Norton also serves as a director of The Scotts Company.

DAVID J. OLDERMAN, 67, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation and Stock Option Committees.

WILLIAM B. SPARKS, JR., 61, has been a director since 1995. He has been President and Chief Operating Officer of the Company for more than five years. He is a member of the Executive Committee.

     In the tabulating of votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

PROPOSAL NO.2 - APPROVAL OF THE CHANGE OF THE COMPANY'S  CORPORATE NAME FROM
                "GREIF BROS. CORPORATION" TO "GREIF, INC." AND TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE CHANGE IN CORPORATE NAME

     At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to approve the change of the Company's corporate name from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name (the "Amendment").

DESCRIPTION OF THE AMENDMENT

     On December 10, 2002, the Board of Directors adopted a resolution to change the corporate name of the Company from "Greif Bros. Corporation" to "Greif, Inc." and, subject to approval of the Class B stockholders, to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name. The resolution also provided that the Amendment be proposed to the stockholders entitled to vote thereon for consideration at the Annual Meeting of Stockholders on February 24, 2003, all in accordance with Section 242 of the Delaware General Corporation Law.

     The Amendment is consistent with recent adoption of the "Greif" name around the world by the Company's subsidiaries and the launch of the Company's new corporate identity. The Amendment and the new identity are all part of the Company's recent transformation, growing from a U.S. regional industrial packaging supplier to a world leader in industrial packaging.

     The form of the Amendment is attached as Exhibit A.

REASONS FOR STOCKHOLDER APPROVAL

     Section 242 of the Delaware General Corporation Law requires that Delaware corporations, such as the Company, obtain stockholder approval of an amendment to the certificate of incorporation. In order to change the corporate name of the Company, it is necessary to amend the Company's Amended and Restated Certificate of Incorporation.

     It should be noted that at any time prior to the effectiveness of the filing of a Certificate of Amendment effecting the Amendment, and notwithstanding authorization by the stockholders of the Amendment, the Board of Directors may abandon the Amendment without further action by the stockholders of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                   BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board held four meetings during the 2002 fiscal year. Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2002 fiscal year.

     The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option Committee, a Stock Repurchase Committee and a Nominating Committee.

     The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Gunsett and Sparks, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held seven meetings during the 2002 fiscal year.

     The Compensation Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's Chief Executive Officer should be based. The Compensation Committee held two meetings during the 2002 fiscal year.

     The Audit Committee, whose current members are Messrs. Gunsett, Kane and Olderman, is responsible for the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. The Audit Committee held four meetings during the 2002 fiscal year.

     The Stock Option Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for administering the Company's Incentive Stock Option Plan which provides for the granting of options for shares of the Company's Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 2002 fiscal year.

     The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company's Stock Repurchase Program. The Stock Repurchase Committee held one meeting during the 2002 fiscal year.

     The Nominating Committee, whose current members are Mrs. Dempsey and Messrs. Gasser and Gunsett, is responsible for nominating members to the Board and committees. The Nominating Committee held one meeting to consider and nominate the nine persons described in this Proxy Statement.

     The Nominating Committee will consider for nomination as directors of the Company persons recommended by the stockholders of the Company. In order to recommend a person for the 2004 Annual Meeting, a stockholder must deliver a written recommendation to the Secretary of the Company on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement (the "Notice Date"). In order to be considered by the Nominating Committee, the written recommendation must contain the following information: (a) the name and address, as they appear on the Company's books, of the stockholder making the recommendation; (b) the class and number of shares of capital stock of the Company beneficially owned by such stockholder; (c) the name and address of the person recommended as a nominee and a brief description of the background, experience and qualifications of such person which will assist the Nominating Committee in evaluating such person as a potential director of the Company; and
(d) any material interest of such stockholder or such nominee in the business to be presented at the 2004 Annual Meeting. After the Notice Date, the Nominating Committee will meet and consider all persons recommended by stockholders as nominees for directors. Within 30 days after the Notice Date, the Secretary of the Company will notify in writing the stockholder recommending the nominee whether or not the Nominating Committee intends to nominate for election as a director at the 2004 Annual Meeting the person he or she recommended.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 9, 2003, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B Common Stock, the Company's only class of voting securities:

                                              Class of         Type of                Number of           Percent
     Name and Address                          Stock          Ownership                Shares             of Class
     ----------------                         -------         ---------               ---------           --------
Naomi C. Dempsey                              Class B       See (1) below             5,425,904            46.15%
782 W. Orange Road
Delaware, Ohio

Naomi A. Coyle Trust                          Class B       See (2) below             1,663,040            14.14%
c/o Michael H. Dempsey, Trustee
2240 Encinitas Boulevard
Suite D-403
Encinitas, California

Michael H. Dempsey                            Class B       See (3) below             2,292,067            19.49%
2240 Encinitas Boulevard
Suite D-403
Encinitas, California

Robert C. Macauley                            Class B       Record and                1,130,000             9.61%
161 Cherry Street                                           Beneficially
New Canaan, Conneticut

(1)  Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey Living Trust.

(2) Held of record and beneficially by the Naomi A. Coyle Trust. Michael H. Dempsey is the trustee of this Trust. See (3) below.

(3) Held by Michael H. Dempsey (129,052 shares), Michael H. Dempsey as trustee of the John C. Dempsey Trust (378,500 shares), the Naomi A. Coyle Trust (1,663,040 shares) and the Naomi C. Dempsey Charitable Lead Annuity Trust (121,475 shares).

     The following table sets forth certain information, as of January 9, 2003, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

                                           Title and Percent of Class (1)
                                           --------------------------
            Name                           Class A                   %
            ----                           -------                 -----

     Charles R. Chandler                     97,900                  *
     Michael H. Dempsey                      19,240  (2)             *
     Naomi C. Dempsey                        14,000                  *
     Michael J. Gasser                      158,100                1.50%
     Daniel J. Gunsett                       14,000                  *
     Donald S. Huml                             500                  *
     John C. Kane                            11,000                  *
     John S. Lilak                           22,500                  *
     Robert C. Macauley                         -0-                  *
     Gary R. Martz                              -0-                  *
     David J. Olderman                       15,000                  *
     William B. Sparks, Jr.                  99,086                  *

                                           Title and Percent of Class (1)
                                           --------------------------
            Name                           Class B                   %
            ----                           -------                 -----
     Charles R. Chandler                      4,000                   *
     Michael H. Dempsey                   2,292,067  (3)           19.49%
     Naomi C. Dempsey                     5,425,904  (4)           46.15%
     Michael J. Gasser                       11,898                   *
     Daniel J. Gunsett                        1,000                   *
     Donald S. Huml                             -0-                   *
     John C. Kane                               -0-                   *
     John S. Lilak                              -0-                   *
     Robert C. Macauley                   1,130,000                 9.61%
     Gary R. Martz                              300                   *
     David J. Olderman                       43,074                   *
     William B. Sparks, Jr.                   6,248                   *

*    Less than one percent.

(1) Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 9, 2003, granted by the Company under the Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the following directors and named executive officers: Mr. Chandler - 97,000; Mr. Dempsey - 14,000; Mrs. Dempsey - 14,000; Mr. Gasser - 158,000;
     Mr. Gunsett - 14,000; Mr. Kane - 6,000; Mr. Lilak - 18,500; Mr. Olderman - 14,000 and Mr. Sparks - 98,000.

(2) Held by Michael H. Dempsey as trustee of the John C. Dempsey Trust (5,240 shares) plus the exercisable options discussed in (1) above.

(3) Held by Michael H. Dempsey (129,052 shares), Michael H. Dempsey as trustee of the John C. Dempsey Trust (378,500 shares), the Naomi A. Coyle Trust (1,663,040 shares) and the Naomi C. Dempsey Charitable Lead Annuity Trust (121,475 shares).

(4)  Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey Living Trust.

     The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

     The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (19 persons) as of January 9, 2003:

            Title of                             Amount               Percent
         class of stock                    beneficially owned         of class
         --------------                    ------------------         --------
     Class A Common Stock (1)                     491,976               4.66%
     Class B Common Stock                       8,914,791              75.82%

(1) Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 9, 2003. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 9, 2003, granted by the Company under the Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the directors and executive officers as a group - 473,950 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the three years ended October 31, 2002 for the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers and one additional executive officer that retired during 2002:

Summary Compensation Table

                                                 Annual Compensation                                Long-Term Compensation
                                                 -------------------                                ----------------------
                                                                                                                          Number of
                                                                                                            Restricted      Stock
                                                                                All          LTIP             Stock        Options
      Name & Position                   Year      Salary       Bonus (1)      Other (2)    Payouts (3)      Awards (3)     Granted
      ---------------                   ----      ------       ---------      ---------    -----------      ----------     -------
 Michael J. Gasser                      2002     $638,341       $274,629      $  3,435       $186,400         $46,600      35,000
 Chairman and
 Chief Executive                        2001     $568,351       $301,600      $  2,970       $    -0-         $   -0-      35,000
 Officer
                                        2000     $510,090       $298,403      $  3,000       $    -0-         $   -0-      28,000

 William B. Sparks, Jr.                 2002     $461,688       $168,034      $  2,872       $114,400         $28,600      20,000
 Director,
 President and Chief                    2001     $413,191       $184,801      $  3,679       $    -0-         $   -0-      20,000
 Operating Officer
                                        2000     $379,132       $187,671      $  4,134       $    -0-         $   -0-      17,000

  Donald S. Huml (4)                    2002     $198,000       $216,750      $ 32,860       $ 90,400         $22,600      35,000
  Chief Financial
  Officer

 John S. Lilak                          2002     $304,992       $100,747      $  4,335       $ 68,800         $17,200      15,000
 Executive Vice
  President, Paper,                     2001     $274,342       $112,000      $  3,750       $    -0-         $   -0-      12,500
  Packaging & Services,
  and President of                      2000     $246,045       $110,720      $162,576       $    -0-         $   -0-      12,500
  Soterra LLC
  (subsidiary company)

 Charles R. Chandler (5)                2002     $300,305       $ 98,319      $210,628       $ 71,200         $17,800         -0-
 Retired Vice Chairman
  and Retired President                 2001     $346,037       $126,689      $198,894       $    -0-         $   -0-         -0-
  of Soterra LLC
  (subsidiary company)                  2000     $492,609       $221,675      $318,665       $    -0-         $   -0-      16,000

  Gary R. Martz (6)                     2002     $250,000       $ 97,500      $ 45,705       $ 69,600         $17,400      30,000
  Senior Vice President,
  General Counsel and
  Secretary

(1) For 2002, cash bonuses are paid pursuant to the Company's Performance-Based Incentive Compensation Plan (the "Performance-Based Plan") described below (see "Incentive Compensation Plans"). For 2001 and 2000, cash bonuses were paid pursuant to a discretionary bonus plan implemented by the Compensation Committee of the Board of Directors which linked the payment of bonuses to the achievement of predetermined return on asset thresholds.

(2) With respect to Messrs. Gasser, Lilak and Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. In addition, Mr. Lilak had relocation expenses of $158,509 in 2000.

     With respect to Messrs. Huml and Martz, the dollar amount in the all other category relates to payments for relocation expenses and premiums paid for life insurance. For Mr. Huml, relocation expenses were $32,500, and for Mr. Martz, relocation expenses were $45,000.

     With respect to Mr. Chandler, the dollar amount in the all other category relates to the Company match for the 401(k) plan, premiums paid for life insurance and deferred compensation under a deferred compensation contract entered into in June 1992. This contract will supplement Mr. Chandler's retirement benefits under the Greif Bros. Riverville Mill's defined benefit pension plan (the "Riverville Mill Plan"). The annual amounts payable to Mr. Chandler or his surviving spouse under this contract are diminished by the amounts he receives under the Riverville Mill Plan. Mr. Chandler's estimated accrued benefits under this contract is currently $342,308 per year for 10 years and $228,205 per year for an additional five years. Deferred compensation amounts were $207,902, $193,554 and $312,121 for the years 2002, 2001 and 2000, respectively.

(3) Long-term incentive plan ("LTIP") payouts were paid pursuant to the Company's Long-Term Incentive Plan (the "Incentive Plan") described below (see "Incentive Compensation Plans"). In accordance with the terms of the Incentive Plan, these LTIP payouts were paid 80% in cash and 20% in restricted shares of the Company's Class A Common Stock.

(4) Mr. Huml was hired as Chief Financial Officer in April 2002. Prior to that time, he was not an employee of the Company.

(5)  Mr. Chandler retired in September 2002.

(6) Mr. Martz was hired as Senior Vice President and General Counsel in January 2002. Prior to that time, he was not an employee of the Company. He was elected Secretary of the Company in June 2002.

Employment Agreement

     Mr. Gasser has an employment agreement generally providing for the following: his employment as Chairman and Chief Executive Officer until 2010; his right to extend his employment on a year-to-year basis until he reaches the age of 65; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of our company; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $470,000 per year.

Mr. Sparks has an employment agreement generally providing for the following: his employment as President and Chief Operating Officer until 2006; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of the minimum basic salary. The minimum basic salary is currently fixed at $350,000 per year.

Incentive Compensation Plans

     The Company's Performance-Based Plan is intended to provide incentive compensation that is linked to the profitability of the Company's businesses. The Performance-Based Plan is administered by the Special Subcommittee on Incentive Compensation of the Board (the "Subcommittee"). Among other things, the Subcommittee selects participants in the Performance-Based Plan from among the Company's executive employees at the Chairman's office level and determines the performance goals, target amounts and other terms and conditions of awards under the Performance-Based Plan. Awards under the Performance-Based Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Subcommittee establishes the performance goal(s) and the target amount of the award, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable. The performance goals for awards are based upon the achievement of targeted measures of return on assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. The maximum award that may be paid to any participant for any performance period is $1.5 million times the number of twelve-month periods contained within the performance period.

     The Company's Incentive Plan is intended to focus management on the key measures that drive superior performance. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company's Class A and/or Class B Common Stock. The Incentive Plan is administered by the Subcommittee. Employees of the Company who are designated by the Subcommittee as "key employees" are eligible to participate and receive awards under the Incentive Plan. Prior to the beginning of each performance period, the Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in earnings per share and "free cash flow" or such other measures of performance success as the Subcommittee may determine. The Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the "target incentive award," which is the incentive compensation amount to be paid to participants when the performance criteria designated as the "100% award level" is met. In addition, each range may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. After the performance goals are established, the Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the "final awards" (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Subcommittee establishes the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities vary in relation to the job classification of each participant. At the end of each performance period, the Subcommittee certifies the extent to which the performance criteria were met during the performance period and determines the final awards for the participants.

                            LONG-TERM INCENTIVE PLANS



                          Number       Performance
                            of          or Other
                          Shares,       Period
                          Units or       Until                       Estimated Future Payouts under
                           Other       Maturation                      Non-Stock Price-Based Plans
                                                          ---------------------------------------------------
     Name                 Rights       or Payout          Threshold             Target              Maximum
     ----                 ------       ---------          ---------             ------              -------
M.J. Gasser                (1)            (2)             $423,000             $845,000           $1,690,000
W.B. Sparks, Jr.           (1)            (2)             $259,000             $259,000           $1,034,000
D.S  Huml                  (1)            (2)             $195,000             $390,000           $  780,000
J.S. Lilak                 (1)            (2)             $155,000             $310,000           $  620,000
C.R. Chandler              (1)            (2)             $ 72,000             $144,000           $  288,000
G.R. Martz                 (1)            (2)             $150,000             $300,000           $  600,000

     (1) Each of the named executive officers was selected by the Subcommittee to participate in the Incentive Plan.

     (2) The Incentive Plan measures the Company's performance over the specified performance periods. The performance periods related to the estimated future payouts are the periods May 1, 2001 through October 31, 2003 and November 1, 2001 through October 31, 2004. Awards for Mr. Chandler will be prorated for the period in which he was an employee. The figures in the table are based on salaries as of December 31, 2002.

Stock Option Plans

     The Company's 2001 Management Equity Incentive and Compensation Plan (the "2001 Plan") provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that that may be issued under the 2001 Plan during its term for incentive stock options is 2,500,000 shares.

     Prior to the adoption of the 2001 Plan, the Company granted stock options under the Company's Incentive Stock Option Plan (the "Incentive Plan"). The Incentive Plan provides for the discretionary granting of incentive stock options to key employees and nonstatutory options for non-employees for shares of the Company's Class A Common Stock. The maximum number of shares that could be issued under the Incentive Plan was 1,000,000 shares.

     The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 2002, under the 2001 Plan to each of the named executive officers:

                               OPTION GRANTS TABLE

                                                                                         Potential Net
                                                                                      Realizable Value at
                                                                                        Assumed Annual
                                                                                        Rates of Stock
                                                                                      Price Appreciation
                                         Individual Grants                              for Option Term
                        ------------------------------------------------------      -----------------------
                                         Percent of
                                           Total
                                          Options
                                         Granted to
                        Number of        Employees       Exercise
                         Options         in Fiscal       Price Per      Date
     Name                Granted            Year           Share       Expires       5%(4)         10%(4)
     ----                --------        ----------      ---------     -------       -----         ------
M.J. Gasser             35,000 (1)           7%           $26.20        9/5/12      $576,696     $1,461,426
W.B. Sparks, Jr.        20,000 (1)           4%           $26.20        9/5/12      $329,541     $  835,121
D.S  Huml:              20,000 (2)           4%           $33.98       4/29/12      $427,397     $1,083,107
                        15,000 (1)           3%           $26.20        9/5/12      $247,156     $  626,341
J.S. Lilak              15,000 (1)           3%           $26.20        9/5/12      $247,156     $  626,341
C.R. Chandler              -0-               0%             NA            NA           NA            NA
G.R. Martz:             15,000 (3)           3%           $32.95        1/7/12      $310,831     $  787,707
                        15,000 (1)           3%           $26.20        9/5/12      $247,156     $  626,341

     (1) The options are exercisable on September 5, 2004.

     (2) The options are exercisable on April 29, 2004.

     (3) The options are exercisable on January 7, 2004.

     (4) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2002, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

                      AGGREGATE OPTION EXERCISES AND FISCAL
                          YEAR-END OPTION VALUES TABLE

                         Shares        Value          Number of Unexercised         Value of In-The-Money
                        Acquired     Realized       Options Held at Year-End        Options Held at Year-End
                           on         Upon         --------------------------       --------------------------
       Name             Exercise     Exercise      Exercisable  Unexercisable       Exercisable  Unexercisable
       ----             --------     --------      -----------  -------------       -----------  -------------
M.J. Gasser                 -0-      $  -0-         158,000        70,000             $28,500       $ -0-
W.B. Sparks, Jr.            -0-      $  -0-          98,000        40,000             $18,240       $ -0-
D.S  Huml                   -0-      $  -0-             -0-        35,000             $   -0-       $ -0-
J.S. Lilak                 4,000     $25,200         18,500        27,500             $ 6,840       $ -0-
C.R. Chandler               -0-      $  -0-          97,000          -0-              $18,240       $ -0-
G.R. Martz                  -0-      $  -0-             -0-        30,000             $   -0-       $ -0-

Retirement Plans

     The following table sets forth the estimated annual benefits under the Company's Employees' Retirement Income Plan ("Salaried Plan") and Supplemental Employee Retirement Plan ("SERP") to an eligible employee who qualifies for normal retirement with the specified three-year average compensation and continuous service:

                       DEFINED BENEFIT PENSION PLAN TABLE

                                Annual Benefit for Years of Service
                         ---------------------------------------------------
     3-Year Average
         Annual
      Compensation          15            20            25             30
      ------------          --            --            --             --

        $300,000         $ 52,500      $ 70,000      $ 87,500       $105,000

        $600,000         $105,000      $140,000      $175,000       $210,000

        $900,000         $157,500      $210,000      $262,500       $350,000

     The annual benefit at normal retirement (age 65) under the Salaried Plan is equal to 35% times the employee's three-year average compensation for an employee with 30 years of continuous service. Pursuant to Section 401(a)(17) of the Internal Revenue Code, annual compensation in excess of $200,000 cannot be taken into account in determining the Salaried Plan benefits.

     The SERP provides benefits for a select group of management employees and replaces a portion of the benefits that would have been excluded due to the compensation limits in the Salaried Plan. The formula in the SERP is the same as the Salaried Plan with compensation equal to base salary plus bonus with the bonus limited. Below is a chart with credited years of service and compensation included for the named executive officers that participate in both the Salaried Plan and the SERP:

     Name of individual     Credited      Compensation used     Estimated annual
        or number of         years       for calculation of      benefit under
      persons in group     of service      annual benefit       retirement plans
     ------------------    ----------    ------------------     ----------------
     M.J. Gasser                23              $863,805          $231,787
     W.B. Sparks, Jr.            8              $598,172          $ 55,829
     J.S. Lilak                  3              $382,949          $ 13,403

     Mr. Huml and Mr. Martz were not participants in the Salaried Plan at October 31,2002, since they have not been employed one year at that time.

     Mr. Chandler is not covered by the SERP, but had special agreements that provided defined benefits of $50,820 (see footnote 2 to Summary Compensation Table). Mr. Chandler retired from the Company in September 2002.

     None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.

                       DIRECTOR COMPENSATION ARRANGEMENTS

     No Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $30,000 per year, plus $1,500 for each Board meeting and $1,250 for each committee meeting that they attend. Committee chairs also receive an additional $6,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

     During 1996, a Directors' Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company's Class A Common Stock for which options may be granted shall not exceed 100,000. Beginning in 1997, each outside director was granted an annual option to purchase 2,000 shares immediately following each Annual Meeting of Stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Directors' Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 2002, 10,000 options were granted to outside directors with option prices of $33.95 per share (10,000 options at $27.38 in 2001 and 10,000 options at $29.88 in 2000). Options expire ten years after the date of grant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2002 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that Naomi C. Dempsey, a director of the Company, did not timely file one Form 4 in her capacity as the trustee of the John C. Dempsey Trust with respect to one transaction which occurred during the 2002 fiscal year.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John C. Kane, David J. Olderman, Michael H. Dempsey and Daniel J. Gunsett served as members of the Company's Compensation Committee for the 2002 fiscal year. During fiscal year 2002, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf, and it anticipates retaining such firm in 2003. Mr. Gunsett is a partner of Baker & Hostetler LLP.

     No executive officer of the Company served during the 2002 fiscal year as a member of a Compensation Committee or as a director of any entity of which any of the Company's directors served as an executive officer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report of the Company's Compensation Committee, whose members are identified below, with respect to compensation reported for 2002 as reflected in the Summary Compensation Table set forth above.

Compensation Policy; Committee Responsibilities

     The Company's compensation policy is designed to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

     The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company's five highest paid individuals.

     The Compensation Committee believes that a varying portion of compensation must be linked to the Company's performance. In that regard, the Company has implemented a discretionary bonus plan which links the payment of cash bonuses to the achievement of certain predetermined return on assets thresholds.

     The Company believes that an alignment of stockholder value with employees' compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee.

     The Compensation Committee's responsibilities include the following:

.. Review the compensation of the Chief Executive Officer and the Company's five highest paid individuals to ensure that their compensation is consistent with the above policy.

.. Review the operation of the discretionary bonus plan.

.. Review the grant of stock options.

.. Recommend the action to resolve compensation, discretionary bonus and stock option issues to the full Board of Directors.

Compensation of the Chief Executive Officer

     In December 2002, the Compensation Committee met to review the 2002 performance of Michael J. Gasser, the Company's Chairman of the Board and Chief Executive Officer. Consistent with the Company's compensation policies, Mr. Gasser's compensation package consists of three components, salary, cash bonus and stock options. The Compensation Committee believes that a portion of Mr. Gasser's compensation package should be at-risk, and that this is accomplished through the grant of incentive stock options and the award of a cash bonus pursuant to the Company's incentive bonus plan. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as an award under the incentive bonus plan which is based upon the return on assets performance of the Company with threshold levels.

     In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership, his vision for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its stockholders, and his professionalism, integrity and competence; and his demonstrated dedication and high performance in leadership, guidance and strategic planning for the Company, its Board of Directors and its executives. None of the factors were given specific relative weight.

     Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser's base salary to $700,000 for calendar year 2003 from $650,000 for calendar year 2002. In addition, the Compensation Committee, in its discretion, determined that, although the Company did not meet the threshold for incentive bonuses for fiscal year 2002, the executives subject to the plan should be granted a bonus of 65% of the target bonus and that Mr. Gasser qualified for an incentive bonus of 65% of the 100% level bonus of $422,500 for his position and recommended that he receive a bonus of $274,625.

     In September 2002, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 35,000 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included his continued leadership, vision for the future of the Company, guidance in unification of Company goals and assimilation and reorganization of Company acquisitions.

                        John C. Kane, Committee Chairman
                                David J. Olderman
                               Michael H. Dempsey
                                Daniel J. Gunsett

                                PERFORMANCE GRAPH

     The following graph compares the Company's stock performance to that of the Standard and Poor's 500 Index and the Company's industry group (Peer Index). The graph does not purport to represent the value of the Company.

               GBC       S&P 500        New Peer        Old Peer
              Stock       Index          Index           Index
              --------------------------------------------------
10/31/97      $ 100      $   100        $    100        $    100
10/31/98      $  96      $   120        $     99        $     90
10/31/99      $  87      $   149        $     80        $    108
10/31/00      $  99      $   156        $     56        $     73
10/31/01      $  79      $   116        $     59        $     84
10/31/02      $  82      $    97        $     55        $     66

     The New Peer Index is comprised of the Containers and Packaging Index as shown on the Standard & Poor's Global Data Web site. The Old Peer Index is comprised of the Containers and Packaging Index and also included the Paper and Forest Products Index. The Company is changing to the New Peer Index because it believes this index will more closely reflect the current composition of the Company.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company's 2002 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, and separately with management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during the 2002 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2002 fiscal year for filing with the Securities and Exchange Commission. The Committee approved the selection of the Company's independent auditors for the 2003 fiscal year.

     As discussed above, the Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company, and some members may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the Company's independent accountants are in fact "independent."

     The Company's Board of Directors has adopted a written charter for the Audit Committee. All of the members of the Audit Committee are independent directors as defined by the currently effective rules and regulations of the New York Stock Exchange.

                      Daniel J. Gunsett, Committee Chairman
                                  John C. Kane
                                David J. Olderman

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2002. It is currently expected that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. Ernst & Young LLP has been retained as the Company's independent public accountants for its 2003 fiscal year.

     Aggregate fees billed to the Company for the year ending October 31, 2002, by Ernst & Young LLP were as follows:

     Audit Fees .............................           $  886,000

     Financial Information Systems Design and
     Implementation Fees ....................           $      -0-

     All Other Fees .........................           $1,885,000(1)(2)


(1) Includes fees for audit related services of $998,000 and tax consultation and compliance of $887,000. Audit related services generally include fees for pension and statutory audits, accounting consultations and filings with the Securities and Exchange Commission.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 2002, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees and a director of the Company. The Company anticipates retaining Baker & Hostetler LLP in 2003. The Company believes that this relationship does not violate the New York Stock Exchange independent director and audit committee requirements.

     In February 1999, the Company's Board of Directors authorized a stock repurchase program which provides for both open-market and privately negotiated stock repurchases of the Company's Class A and Class B Common Stock. In accordance with this program, during fiscal year 2002, the Company repurchased 60,000 shares of Class B Common Stock at a total purchase price of $1,906,350 from the John C. Dempsey Trust. Michael H. Dempsey, a director of the Company, is the trustee and a beneficiary of this trust (Naomi C. Dempsey, a director of the Company, was also a trustee of this trust for a portion of fiscal year
2002). The purchase prices for these repurchases were determined by a formula based upon the average of the high and low sale prices for the shares of Class B Common Stock on the stock market for which such shares were traded during the 30 calendar days immediately preceding the date of each respective sale.

     Prior to the enactment of the Sarbanes-Oxley Act of 2002, from time to time the Company made loans to employees, including executive officers of the Company. The following table summarizes the activity related to loans to executive officers of the Company during the period from November 1, 2001 to October 31, 2002:

                              Balance at                             Balance at
                              Beginning                   Amount       End of
Name of Debtor                of Period     New Loans    Collected     Period
--------------                ----------    ---------    ---------   ----------

Charles R. Chandler (1)        $290,634     $      -    $  290,634       $  -
Michael J. Gasser (2)            99,638            -        99,638          -
Donald S. Huml (3)                    -      306,136       306,136          -
Sharon R. Maxwell (4)            89,168            -        89,168          -
William B. Sparks, Jr. (5)      323,424            -       323,424          -
                               --------     --------    ----------       ----
                               $802,864     $306,136    $1,109,000       $-0-
                               ========     ========    ==========       ====

     (1) Charles R. Chandler is the retired Vice Chairman of the Company and retired President of Soterra LLC. The loan was secured by a first mortgage on a house and lot in Ohio and interest was payable at 5% per annum.

     (2) Michael J. Gasser is the Chairman and Chief Executive Officer of the Company. The loan was secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest was payable at 3% per annum.

     (3) Donald S. Huml is the Chief Financial Officer of the Company. Under the then-existing benefits of the relocation program, Mr. Huml received a short-term advance on June 27, 2002, in the amount of $306,136 for the purchase of a house in connection with his joining the Company.

     (4) Sharon R. Maxwell is Assistant Secretary of the Company. The loan was secured by a first mortgage on a house and lot in Ohio and interest was payable at 7-1/4% per annum.

     (5) William B. Sparks, Jr. is the President and Chief Operating Officer of the Company. The loan was secured by 6,248 shares of the Company's Class B Common Stock and 1,000 shares of the Company's Class A Common Stock. Interest was payable at 3% per annum. An additional loan was secured by a first mortgage on a house and lot in Ohio with interest payable at 5% per annum.

     In accordance with the Sarbanes-Oxley Act of 2002, credit will no longer be extended, maintained or arranged in the form of a personal loan to or for any of the directors or executive officers of the Company.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders (expected to be held in February 2004) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2004 Annual Meeting, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2004 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company's Amended and Restated By-Laws in order to present proposals at the 2004 Annual Meeting.

                                  OTHER MATTERS

     The proxy enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

     The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

     The Management knows of no matters to be presented at the Annual Meeting other than the above proposals. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                                                /s/ Gary R. Martz
                                                ---------------------------
January 24, 2003                                Gary R. Martz
                                                Secretary

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GREIF BROS. CORPORATION
                          (Name Change to Greif, Inc.)

     Greif Bros. Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of Delaware (the "GCL"), hereby certifies as follows: (a) the resolution set forth below was duly adopted by the Board of Directors of the Company pursuant to Section 242 of the GCL at a meeting duly called and held on December 10, 2002; and (b) such resolution was duly adopted by the holders of a majority of the Company's outstanding stock entitled to vote thereon pursuant to Section 242 of the GCL at a meeting of the stockholders of the Company duly called and held on February 24, 2003, pursuant to Section 222 of the GCL. The resolution is as follows:

                              Corporate Name Change

     "RESOLVED, that Article FIRST of the Company's Amended and Restated Certificate of Incorporation be amended in its entirety and replaced by the following:

          FIRST: The name of this Corporation is Greif, Inc."



     This certificate has been signed by Michael J. Gasser, the Chairman and Chief Executive Officer of the Company, on ____________, 2003.

                                          Michael J. Gasser, Chairman
                                          and Chief Executive Officer

                             GREIF BROS. CORPORATION
                                  CLASS B PROXY

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          CALLED FOR FEBRUARY 24, 2003

                 This Proxy is Solicited on Behalf of Management

         The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 24, 2003, hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, David J. Olderman and William B. Sparks, Jr. , and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 o'clock A.M., E.S.T., on February 24, 2003, and at any adjournment thereof; as follows:

1. FOR [_] OR AGAINST [_] THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

     Michael J. Gasser       Charles R. Chandler     Michael H. Dempsey
     Naomi C. Dempsey        Daniel J. Gunsett       John C. Kane
     [insert new nominee]    David J. Olderman       William B. Sparks, Jr.

     Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2. Proposal to approve the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name.

     FOR  [_]         AGAINST [_]           ABSTAIN  [_]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

         The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, to approve the Company's corporate name change from "Greif Bros. Corporation" to "Greif, Inc." and to amend the Company's Amended and Restated Certificate of Incorporation to effect the change in corporate name as set forth in Item 2, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

         Record Holder                          Number of Class B Shares Held

Dated ________________, 2003                    ___________________________

                                                ___________________________

Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.